INTERNAL REVENUE SERVICE			DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
G.P.O. BOX 1680
BROOKLYN, NEW YORK  11202

						    Employer Identification Number:
Date:  June 12, 1995				      13-2857434
						    File Folder Number:
								113019543
COMPUTER ASSOCIATES INTERNATIONAL       Person to Contact:
 INC								RUSSELL PARKER
ONE COMPUTER ASSOCIATES PLAZA		    Contact Telephone Number:
ISLANDIA, NY  11788					(518)431-0372
						    Plan Name:
					  			COMPUTER ASSOCIATES
								SAVINGS HARVEST PLAN
						    Plan Number:  001
Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-
1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     Your plan does not consider total compensation for purposes of figuring benefits. In operation, the provision may discriminate in favor of employees who are highly compensated.
If this occurs, your plan will not remain qualified.

     This determination letter is applicable for the amendment(s) adopted on May 20, 1993.

     This determination letter is also applicable for the amendment(s) adopted on March 24, 1994.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as

							  Letter 835 (DO/CG)

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COMPUTER ASSOCIATES INTERNATIONAL


otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

	This plan also satisfies the requirements of section
1.401(a)(4)-4(b) of the regulations with respect to the specific benefits, rights and features for which you have provided information.

	This plan qualifies for Extended Reliance described in the last paragraph of Publication 794 under the caption
"Limitations of a Favorable Determination Letter".

	This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. 103-465.

	The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

	If you have any questions concerning this matter, please contact the person whose name and telephone number are shown above.

								Sincerely yours,

								/s/Herbert J. Huff
                                                ------------------
							      Herbert J. Huff
								District
Director


Enclosures:
Publication 794
Reporting & Disclosure Guide
	for Employee Benefit Plans
Addendum




						  Letter 835 (DO/CG)


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COMPUTER ASSOCIATES INTERNATIONAL


This determination letter is also applicable for the amendments adopted on April 21, 1995.









							  Letter 835 (DO/CG)